UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

JinkoSolar Holding Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Jingke Road,

Shangrao Economic Development Zone,

Jiangxi Province, 334100

People’s Republic of China

(86-793) 846-9699

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class be to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing 4 Ordinary Shares	New York Stock Exchange, Inc.

Ordinary Shares, par value $0.00002 per Ordinary Share	New York Stock Exchange, Inc.*

*	Not for trading, but only in connection with the registration of American Depositary Shares.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-164432 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Explanatory Note

This Amendment No. 1 to our Form 8-A filed with the Securities and Exchange Commission on January 27, 2010 amends the American Depositary Shares (“ADS”) ratio to one ADS representing four ordinary shares.

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

This description of the securities to be registered is contained under the headings “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale” and “Taxation” in the Registrant’s Registration Statement on Form F-1, filed with the Securities and Exchange Commission on January 20, 2010 and subsequently amended (File No. 333-164432), which description is incorporated herein by reference.

ITEM 2.	EXHIBITS.

The securities being registered hereby are to be listed on an exchange on which no other securities of the Registrant are listed. The necessary exhibits will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

JinkoSolar Holding Co., Ltd.

By:	/S/ KANGPING CHEN
Name:	Kangping Chen
Title:	Chief Executive Officer
Date:	April 29, 2010